UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2023

MamaMancini’s Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40597	27-0607116
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Branca Road, East Rutherford, NJ	07073
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 532-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	MMMB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 21, 2023, MamaMancini’s Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lake Street Capital Markets, LLC (the “Underwriter”) and the selling stockholders named therein (collectively, the “Selling Stockholders”), relating to the public offering (the “Offering”) of 6,281,085 shares (the “Firm Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), by the Selling Stockholders at a public offering price of $2.50 per share of Common Stock. In addition, the Selling Stockholders granted the Underwriter a 30-day over-allotment option to purchase up to 942,163 additional shares of Common Stock (the “Option Shares” and, together with the Firm Shares, the “Shares”) at the public offering price, less underwriting discounts and commissions (the “Over-Allotment Option”). The Offering, including the full exercise of the Over-Allotment Option, closed on June 26, 2023.

The Company did not sell any shares in the Offering. The Selling Stockholders received all net proceeds from the sale of the Shares pursuant to the Underwriting Agreement. The Company did not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. The Selling Stockholders will bear the costs associated with the sale of such shares, including underwriting discounts and commissions.

The Offering was made pursuant to the a registration statement on Form S-3 (File No. 333-272398), which was filed with the Securities and Exchange Commission (the “SEC”) on June 2, 2023 and declared effective by the SEC on June 12, 2023, and related preliminary prospectus supplement filed with the SEC on June 21, 2023. Copies of the final prospectus supplement and the accompanying prospectus relating to the Offering may be obtained, when available, from Lake Street Capital Markets, LLC, Attention: Syndicate Department, 920 Second Avenue South, Suite 700, Minneapolis, Minnesota 55402, or by calling (612) 326-1305, or by emailing syndicate@lakestreetcm.com; or at the SEC’s website at www.sec.gov.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and the Selling Stockholders, indemnification rights and obligations of the parties and termination provisions. Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, to contribute to payments the Underwriters may be required to make in respect of these liabilities and to reimburse the Underwriters for certain expenses. The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On June 22, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On June 22, 2023, the Underwriter fully exercised the Over-Allotment Option. The Offering, including the full exercise of the Over-Allotment Option, closed on June 26, 2023.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated June 21, 2023 by and among MamaMancini’s Holdings, Inc., Lake Street Capital Markets, LLC, and the Selling Stockholders named therein.

99.1	Press Release, dated June 22, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAMAMANCINI’S HOLDINGS, INC.

Date: June 28, 2023	By:	/s/ Adam L. Michaels
	Name:	Adam L. Michaels
	Title:	Chief Executive Officer